UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2008

DIGITAL POWER CORPORATION
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	1-12711 (Commission File No.)	94-1721931 (I.R.S. Employer Identification No.)

41324 Christy Street, Fremont, California 94538-3158
(Address of principal executive offices)  (Zip Code)

(510) 657-2635
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The description of Mr. Wax’s Severance Agreement in the Form 8-K is qualified in its entirety by reference to the complete text of the Severance Agreement as attached hereto and incorporated by reference herein.

On February 15, 2008, Digital Power Corporation (the “Company”) announced the separation of employment with Mr. Jonathan Wax as its Chief Executive Officer (Principal Executive Officer). The Company further disclosed that Mr. Wax would continue to assist the Company on a transition basis. A copy of Mr. Wax’s employment agreement which contains the terms for his separation is filed herewith as Exhibit 10.13 to the Company’s Form 10-KSB for the year ended December 31, 2006 and is incorporated herein by reference.

On March 26, 2008, the Company announced that it has entered into a separation agreement with Mr. Wax (the “Agreement”). Under the terms of the Agreement, Mr. Wax shall resign, effective as of February 29, 2008 (the “Effective Date”), as a director and executive officer of the Company and any and all other positions he held with the Company or its subsidiaries or other affiliates. Prior to the Effective Date, Mr. Wax will perform such tasks as may be assigned to him by the Chairman of the Board of Directors of the Company or his designee.

Under the Agreement, Mr. Wax will receive the following separation payments: (a) a lump sum equal to the sum of (i) Mr. Wax’s base salary through the Effective Date to the extent not then paid and (ii) any vacation pay and other cash entitlements accrued by Mr. Wax as of the Effective Date to the extent not then paid; and (b) the gross sum of $165,000 (less deductions required by law) payable in four equal quarterly installments on April 1, 2008, July 1, 2008, October 1, 2008 and January 1, 2009. The Company will continue to pay until the earlier of (i) the date on which Mr. Wax obtains health care coverage from another employer or source or (ii) one year from the Effective Date, the same portion of the costs associated with providing group, medical, dental and vision insurance coverage to Mr. Wax as was paid by the Company during February 2008.

In the event that Mr. Wax should die before all payments described above have been made, the Company would make the remaining payments to the Wax Family Trust.

The foregoing summary of the Agreement is qualified in its entirety by reference to the full terms and conditions of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

In connection with Mr. Wax’s resignation as an executive officer and director of the Company pursuant to the terms of the Agreement as described in Item 1.01 of this Current Report on Form 8-K, the Company and Mr. Wax terminated the employment agreement between the Company and Mr. Wax. A copy of Mr. Wax’s employment agreement which contains the terms for his separation is filed herewith as Exhibit 10.13 to the Company’s Form 10-KSB for the year ended December 31, 2006 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information described above under “Item 1.01 Entry into a Material Definitive Agreement” is hereby incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

The following Exhibit 10.1 is filed as a part of this Current Report on Form 8-K.

Exhibit Number	Description
10.1	Separation Agreement and Release of Claims

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL POWER CORPORATION,
a California Corporation

Dated: March 28, 2008	/s/ Ben-Zion Diamant,
Ben-Zion Diamant, Interim Chief Executive Officer (Principal Executive Officer)